McKINLEY CAPITAL MANAGEMENT, INC.
                    CODE OF ETHICS AND PERSONAL TRADING POLICY


1.  STATEMENT OF GENERAL PRINCIPLES:

This Code of Ethics and Personal Trading Policy (the "Code") has been adopted by McKinley Capital Management, Inc. ("MCM") in accordance with the general principle that it is the duty of Access Persons at all times to place the interests of MCM's clients first.

This Code regulates the personal Securities trading of Access Persons, all of whom have access to information concerning Securities transactions made on behalf of MCM's clients and MCM's recommendations. This Code is intended to minimize actual and potential conflicts and prevent improper behavior. It is designed to ensure that personnel with access to information about MCM's investment intentions on behalf of its clients conduct their personnel transactions in a way that is not detrimental to clients and do not take improper advantage of their inside position. All personal Securities transactions shall be conducted consistent with this Code.

Rule 204-2 under the Investment Advisers Act of 1940 (the "Advisers Act"), requires specific books and records to be maintained by every registered investment adviser. Under paragraphs (12) and (13) of rule 204-2(a), an adviser must maintain records of securities transactions for its own account and those of its "advisory representatives". Each transaction must be recorded not later than ten days after the end of the calendar quarter in which the transaction is effected.

An "advisory representative" may be (i) a partner, officer or director of the adviser, (ii) an employee of the adviser who participates in the recommendation or investment process or has access to advance information about recommendations or transactions, and (iii) a person in a "control relationship" with the adviser, an affiliate of the controlling person, or an affiliate of that affiliate, if such person has advance information about recommendations or transactions. [(204-2(a)(12)(ii) (A)]

In addition, Rule 17j-1 under the Investment Company Act of 1940 (the "Company Act") generally proscribes fraudulent or manipulative practices with respect to a purchase or sale of a security held or to be acquired by an investment company, if effected by an associated person of such company.

To comply with rule 204-2 under the Advisers Act and rule 17j-l under the Company Act, MCM has adopted and will enforce the following procedures regarding personal trading:

 2.  SUMMARY:

          Each Access Person is required to comply with the procedures and restrictions on his or her activities summarized below:


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          a.     All  Access   Persons   are   required   to   receive   written
                 pre-clearance   from  MCM's  Compliance  Officer  or  Portfolio
                 Operations Manager (the "Compliance Officer" ) of all personal Securities, except that such pre-clearance is not required for transactions in accounts managed by MCM. Access Persons are prohibited from purchasing or selling Securities on a day during which MCM has a pending "buy" or "sell" order in the same Security until MCM's order is executed or withdrawn.

          b. Each Access Person is required to identify to the Compliance Officer within ten days of becoming an Access Person and whenever such Access Person establishes a new brokerage account, all brokerage accounts in which the Access Person has a Beneficial Ownership interest. Access Persons are required to cause their brokers to supply directly to the Compliance Officer duplicate copies of confirmations of all personal Securities transactions and copies of statements for all Securities accounts in which they have Beneficial Ownership. In addition, each Access Person must report to the Compliance Officer any private Securities transactions that are not carried out through brokerage accounts.

          c. Upon becoming an Access Person and annually thereafter, each Access Person is required to certify to MCM, among other things, that such Access Person understands and has complied with MCM's policies regarding personal Securities transactions and has reported all transactions in accounts in which such Access Person has a Beneficial Ownership interest, whether or not any trading has occurred.

          d. All accounts managed by MCM in which an Access Person has a Beneficial Ownership interest will be traded in MCM's normal batch trade process, or the next trading day if the Securities are not "batch" traded. Accounts in which an Access Person has a Beneficial Ownership interest shall not trade ahead of, or "front run," client accounts under any circumstances. Transactions in accounts in which an Access Person has a Beneficial Ownership interest made to reduce margin balances or in index options are not considered to conflict with client account objectives. Accounts in which an Access Person has a Beneficial Ownership interest may not trade options on Securities held in, or to be acquired by, any client account.

Personal trading will be monitored.

3.       DEFINITIONS:

          a.     "Access Persons" means:

                (i) all officers, directors and employees of MCM;

               (ii) all registered  representatives  who are associated  persons of MCM; and

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                (iii) members of their immediate families.

          b. "Beneficial Owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in Securities, subject to the following:

                (i) The  term  "pecuniary  interest"  in  any  class  of  equity
                    Securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

               (ii) The  term  "indirect  pecuniary  interest"  in any  class of equity Securities includes, but is not limited to:

                      (1) Securities held by members of a person's immediate
                          family sharing the same household;

                      (2) The  right  to  dividends  that is  separated  or
                          separable from the underlying Securities (a right to dividends alone does not otherwise represent a pecuniary interest in the Securities);

                      (3) An interest in Securities held by a trust; or

                      (4) The right to acquire equity Securities through the
                          exercise or conversion of any derivative Security, whether or not presently exercisable.

              (iii) Indirect  pecuniary  interest  can also  include a  general partner's proportionate interest in a limited partnership. An Access Person who is or is affiliated with a general partner in a limited partnership should contact the
                    Compliance Officer to determine whether Securities transactions by the partnership should be reported.

               (iv) A shareholder is not deemed to have a pecuniary  interest in the portfolio Securities held by a corporation or similar entity in which the person owns Securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

          c. "Security" has the meaning set forth in section 2(a)(36) of the Company Act, except that it does not include shares of registered open-end investment companies, direct obligations of the Government of the United States, short-term debt securities which are "government securities" within the meaning of section 2(a)(16) of the Company Act, bankers acceptances and bank certificates of deposit.

 4.       PERSONAL TRADING POLICY:

          a. All Access Persons are required to receive written pre-clearance from the Compliance Officer or Portfolio Operations Manager for all personal Securities transactions whether foreign or domestic, including, but not limited to, Securities purchased in initial public offerings and private placements, derivative instruments or options. Such pre-clearance is not required however, for transactions in

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                 accounts in which an Access Person has beneficial  ownership if such account is managed by MCM. Any trades made by the Compliance Officer must be pre-cleared by the Chief Investment Officer or the Portfolio Operations Manager. Trades made by the Chief Investment Officer or the Portfolio Operations Manager must be pre-cleared by the Compliance Officer. Access Persons are prohibited from purchasing or selling Securities on a day during which MCM has a pending buy or sell order in the same Security until MCM's order is executed or withdrawn.

          b. Each Access Person is required to identify to the Compliance Officer within ten days of becoming an Access Person all brokerage accounts in which the Access Person has a Beneficial Ownership interest. Each Access Person must instruct every brokerage firm where he or she has an account to supply to the Compliance Officer duplicate copies of confirmations of all personal Securities transactions and copies of periodic statements for all Securities accounts in which he or she has Beneficial Ownership. Duplicate copies of confirmations may be provided by download of transactions through DTC as long as such download complies with this section 4. Such instructions also must be given whenever an Access Person establishes a new brokerage account. Such instructions must be in writing and a copy must be submitted to the Compliance Officer. The instructions must include the broker, dealer or bank with which the account is established and the date the account is established. In addition, each Access Person must report to the Compliance Officer any private Securities transactions that are not effected through brokerage accounts. For each Securities trade by an Access Person for which a confirmation is not available, the Access Person must promptly provide to the Compliance Officer the date, the Security, the nature of the transaction, the price, the parties and the brokers involved.

         c. Compliance with this section 4 will be deemed to satisfy the reporting requirements imposed on Access Persons under rule 17j-l(d), if such confirmations and statements are received by MCM not later than ten days after the end of the calendar quarter in which the transaction to which the report relates is effected, and contain the following information:

                (i) The date of the  transaction,  the title  and the  number of shares, and the principal amount of each Security involved;

               (ii) The nature of the transaction  (that is,  purchase,  sale or any other type of acquisition or disposition);

              (iii) The price at which the transaction is effected;

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               (iv) The name of the broker,  dealer or bank with or through whom the transaction is effected; and

                (v) The date that the report is submitted.

         Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

          d. All accounts managed by MCM in which an Access Person has a Beneficial Ownership interest will be traded in MCM's normal batch trade process, or the next trading day if the Securities are not batch traded. Accounts in which an Access Person has a Beneficial Ownership interest shall not trade ahead of, or "front run," client accounts under any circumstances. Transactions in accounts in which an Access Person has a Beneficial Ownership interest made to reduce margin balances or in index options are not considered to conflict with client account objectives. Accounts in which an Access Person has a Beneficial Ownership interest may not trade options on Securities held in, or to be acquired by, any client account.

          e. Post-trade monitoring of personal Securities transactions may include monitoring Access Persons' accounts on Advent, verification of trade pre-approvals to determine if any potential conflict exists and review of monthly brokerage statements.

          f. Annually, each Access Person is required to certify to MCM, among other things, that such Access Person understands and has complied with MCM's policies regarding personal Securities transactions and has reported all transactions in accounts in which such Access Person has a Beneficial Ownership interest, whether or not any trading has occurred.

          g. Any employee who violates any of the above policies may be subject to termination or other disciplinary action.

          h. Personal trading will be monitored. Any access person who violates any of the foregoing policies will be subject to termination or other disciplinary action, including, but not limited to one or more of the following actions:

                (i) Written reprimand.

               (ii) A  requirement   that  any  and  all  trading   accounts  be
                    transferred to National Securities Corporation or such other broker/dealer as determined by McKinley Capital Management, Inc.

              (iii) Prohibition from participating in any trading for a period of at least one (1) year.

               (iv) Termination.

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5.       CODE OF CONDUCT:

          a. No Access Person may cause any client accounts managed by MCM to purchase, sell or retain any Securities with the purpose or effect of personally benefiting any Access Person.

          b. No Access Person may own, operate, manage or otherwise engage in or be employed by any outside business without the prior written approval of the Compliance Officer. No outside activity may be conducted by an Access Person without the prior approval of the Compliance Officer, if the activity would involve a material time commitment, provide for compensation to the Access Person or involve employment, teaching assignments, lectures, publication of articles, or radio or television appearances. The Compliance Officer may require full details concerning the outside activity including the number of hours involved and the compensation to be received. Before accepting a position as an officer or director in any business, charitable organization or non-profit organization, an Access Person must also obtain approval from the Compliance Officer.

          c. No Access Person may accept any gift with a total value in excess of $100 from any broker, broker/dealer or other person or entity that transacts business with MCM or any of its affiliates. The receipt of or offer to pay for any such benefits must be reported to the Compliance Officer. In addition to the foregoing, it is a violation of an Access Person's duty of loyalty to MCM for such Access Person, without the prior written consent of the Compliance Officer, to:

                (i) rebate,  directly  or  indirectly,   to  any  person,  firm,
                    corporation or association any part of the compensation received from MCM as an Access Person;

               (ii) accept,  directly  or  indirectly,  from any  person,  firm, corporation or association, other than MCM, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of MCM or a Client Account; or

              (iii) own  any  Security   issued  by  or  have,   directly  or
                    indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a stock ownership or other financial interest of less than five percent in a business that is publicly owned.

          d. The transmission of information concerning Securities transactions for, or advice furnished to, MCM's clients is strictly confidential and must be limited to other associated persons of MCM and broker/dealers in the ordinary course of business. No names, addresses or information about clients of MCM, no information regarding advice furnished by MCM to its


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                 clients,  no  non-public  information  furnished  to MCM by any
                 client  and  no  analyses   and  other   proprietary   data  or
                 information   of  MCM  may  be   transmitted,   distributed  or
                 communicated to anyone who is not associated with MCM.

          e. In accordance with, and as set forth in, MCM's Policy Statement on Insider Trading, no Access Person may transmit any nonpublic information about a company or use any such information to purchase or sell Securities for such Access Persons' own account or the account of clients until such information is made public.

          f. An Access Person should advise the Compliance Officer immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is served with a subpoena, becomes subject to any judgment, order or arrest, or is contacted by any regulatory authority.

          g. All Access Persons must file with the Compliance Officer a written acknowledgment of receipt of this Code and agree to abide by its provisions.

          h. Compliance with this Code is mandatory and any violation may be cause for termination of employment.

I certify that:

         1. I have read and understand MCM's Code of Conduct and Ethics and Personal Trading Policy (the "Code") and that I am subject to the Code.

         2. Since the date on which I received a copy of the Code, or the date of my most recent Certificate of Compliance, whichever is later, I have complied in all respects with the Code and the Policy, and I have disclosed or reported to MCM all personal Securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

         3. Attached is a complete and accurate list of all accounts with any brokerage firm or financial institution through which I effected any transaction in, or hold, any Securities in which I have a Beneficial Ownership interest. I have instructed each such broker or financial institution to provide to the MCM Compliance Officer duplicate confirmations and monthly statements for all of my personal transactions in Securities.



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Signature                        Date                     Printed Name

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